News Release
From Nuance Communications

For Immediate Release

Contacts:
For Investors	For Press and Investors
Kevin Faulkner	Richard Mack
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 408-992-6100	Tel: 781-565-5000
Email: kevin.faulkner@nuance.com	Email: richard.mack@nuance.com
Nuance Announces Third Quarter Fiscal 2010 Results
Healthcare and Mobile Markets Fuel Revenue, EPS and Cash Flow Growth
BURLINGTON, Mass., August 9, 2010 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter of fiscal 2010, ended June 30, 2010.
Nuance reported GAAP revenue of $273.2 million in the third quarter of fiscal 2010, a 13.4% increase over GAAP revenue of $241.0 million in the third quarter of fiscal 2009. Nuance reported non-GAAP revenue of approximately $293.4 million, which includes $20.2 million in revenue lost to accounting treatment in conjunction with acquisitions. Third quarter fiscal 2010 non-GAAP revenue grew approximately 16.8% over non-GAAP revenue of $251.3 million in the same quarter last year.
In the third quarter of fiscal 2010, Nuance recognized a GAAP net loss of ($1.5) million, or ($0.01) per diluted share, compared with GAAP net loss of $(2.8) million, or $(0.01) per diluted share, in the third quarter of fiscal 2009, as adjusted for the retrospective application of FASB ASC 470-20, which Nuance adopted on October 1, 2009. In the third quarter of fiscal 2010, Nuance reported non-GAAP net income of $91.3 million, or $0.30 per diluted share, compared to non-GAAP net income of $73.3 million, or $0.26 per diluted share, in the third quarter of fiscal 2009. Nuance benefited from revenue growth as well as focus on expense controls to improve operating margin, despite increased investments in the business. For the third quarter of fiscal 2010, non-GAAP operating margin rose to 32.9%, compared to 32.6% in the third quarter of fiscal 2009. Nuance reported cash flow from operations of $64.1 million in the third quarter of fiscal 2010, compared to $53.7 million in the third quarter of fiscal 2009.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“Nuance delivered increased operating cash flow and non-GAAP EPS above our guidance range, driven by strong performance in our healthcare and mobile business lines. Gross margins and operating margins improved year over year, even as we increased investments in R&D, services and sales personnel,” said Paul Ricci, chairman and CEO of Nuance. “Strong bookings in our enterprise and healthcare on-demand products, as well as the recent launch of Dragon NaturallySpeaking 11 position Nuance for sustained growth in Q4 and fiscal 2011.”

Highlights from the quarter include:
•	Healthcare-Dictation – For Nuance’s healthcare and dictation solutions, third quarter non-GAAP revenue was $125.9 million, up 16.5%, as reported, from the same quarter last year. During the third quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Advocate Illinois Masonic, Appalachian Healthcare, Citrus Valley, Eastern Ohio Health Alliance, Indiana Clinics, Lifespan Healthcare, Mt. Kisco Medical Group, Ochsner Clinical Foundation, Plexus, Providence Alaska, Universal Health Services, and University of Utah. Key non-medical Dragon customers included the FBI and Texas Department of Family and Protective Services.

•	Mobile-Enterprise – For Nuance’s enterprise and mobile solutions, third quarter non-GAAP revenue was $131.7 million, up 4.9%, as reported, from the same quarter last year. Key customers, new bookings or design wins in the quarter included Air France, Atip, Axis Telecom, Bosch, BT, CHMC, CitiGroup, Denso, Elektrobit, Global Bilgi, Harman Becker, HBAS, HTC, M & Soft, Magneti Marelli, Melco, Modelabs, Morgan Stanley, Nokia, Orange, Pantech, Parrot, Prosodie, PSE&G, Reliance, T-Mobile, Times of India, TLM Com, Toshiba, US Air, USAA, UPS, Vietnam Telecom, Vistcom Europe, Vodafone, and ZTE.

•	Imaging – For Nuance’s PDF and document imaging solutions, third quarter non-GAAP revenue was $35.8 million, up 102%, as reported, from the same quarter last year, primarily due to contributions from eCopy and X-Solutions. Nuance achieved key third quarter bookings and design wins with Adelshaw Boggard, AON, Auto Cad, Barclays Portugal, Bond Pearce, Canon, DLA Piper, DP Systems, Estes/IKON, HP, IBM, Infineon, Middletons, Pinsent Marons, Softbank, and UNICREDIT.
Financial Analyst Day
Nuance plans to hold a financial analyst day in Boston, MA on the morning of Thursday December 9, 2010 and via Webcast. Additional details will follow.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, August 9, 2010 at 5:00 pm EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1074 or (612) 234-9959 at least five minutes prior to the call and referencing conference code 165644. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 165644.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding sustained growth for the remainder of fiscal 2010 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2009 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2010 and 2009, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.

Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy and SpinVox for the three and nine months ended June 30, 2010, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.
Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party’s extensive speech recognition technology and research organization, Nuance has entered into a six-and-a-half-year agreement to accelerate development of new speech technologies. All intellectual property derived from the collaboration will be jointly owned by the two parties, but Nuance will have sole rights to commercialize this intellectual property during the term of the agreement. For non-GAAP purposes, Nuance considers this long-term contract and the resulting acquisition of intellectual property from this third-party over the agreement’s term to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding this expense. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from the collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Product and licensing	$108,840	$87,387	$335,228	$259,987
Professional services and hosting	117,875	110,966	337,798	304,162
Maintenance and support	46,488	42,687	136,159	122,870

Total revenue	273,203	241,040	809,185	687,019

Cost of revenue:
Product and licensing	10,901	8,414	34,194	26,222
Professional services and hosting	71,353	68,321	206,349	189,584
Maintenance and support	7,631	7,207	23,335	21,387
Amortization of intangible assets	11,893	10,017	35,095	27,444

Total cost of revenue	101,778	93,959	298,973	264,637

Gross profit	171,425	147,081	510,212	422,382

Operating expenses:
Research and development	38,916	27,742	113,797	85,622
Sales and marketing	67,219	50,233	196,680	160,850
General and administrative	29,887	24,507	88,643	75,333
Amortization of intangible assets	21,459	19,931	65,786	56,313
Acquisition-related costs, net	6,125	4,659	26,892	13,889
Restructuring and other charges, net	3,257	2,893	16,244	5,241

Total operating expenses	166,863	129,965	508,042	397,248

Income from operations	4,562	17,116	2,170	25,134

Other expense, net	(4,261)	(13,261)	(18,915)	(31,704)

Income (loss) before income taxes	301	3,855	(16,745)	(6,570)

Provision for income taxes	1,831	6,670	4,459	17,283

Net loss	$(1,530)	$(2,815)	$(21,204)	$(23,853)

Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.07)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	291,610	260,750	285,202	249,105

Financial statements for the three and nine months ended June 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	June 30, 2010	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$492,074	$527,038
Restricted cash	21,974	—
Accounts receivable and unbilled receivables, net	222,511	208,719
Inventories, net	8,323	8,525
Prepaid expenses and other current assets	52,553	51,545

Total current assets	797,435	795,827

Land, building and equipment, net	56,372	53,468
Goodwill	2,041,590	1,891,003
Intangible assets, net	667,879	706,805
Other assets	67,628	52,361

Total assets	$3,630,904	$3,499,464

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$8,209	$6,862
Contingent and deferred acquisition payments	2,093	91,431
Accounts payable and accrued expenses	207,059	164,393
Deferred and unearned revenue	139,096	144,395
Other short term liabilities	9,574	12,144

Total current liabilities	366,031	419,225

Long-term portion of debt and capital leases	850,400	848,898
Long-term deferred revenue	67,197	33,904
Other long term liabilities	152,095	154,436

Total liabilities	1,435,723	1,456,463

Stockholders’ equity	2,195,181	2,043,001

Total liabilities and stockholders’ equity	$3,630,904	$3,499,464

Financial statements as of September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Nine months ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(21,204)	$(23,853)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	116,738	97,398
Stock-based compensation	72,868	52,584
Non-cash interest expense	9,746	9,330
Non-cash restructuring expense	6,833	—
Gain on foreign currency forward contracts	—	(8,049)
Deferred tax provision	(2,321)	8,117
Other	1,671	1,624
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(13,023)	47,713
Inventories	280	(2,261)
Prepaid expenses and other assets	(5,149)	(5,746)
Accounts payable	(3,960)	22,744
Accrued expenses and other liabilities	(7,825)	(9,217)
Deferred revenue	30,044	(6,124)

Net cash provided by operating activities	184,698	184,260

Cash flows from investing activities:
Capital expenditures	(16,284)	(15,682)
Payments for acquisitions, net of cash acquired	(155,882)	(113,886)
Proceeds from maturities of marketable securities	—	56
Payments for equity investment	(14,970)	(159)
Payments for acquired technology	(14,850)	(65,257)
Increase in restricted cash	(22,070)	—

Net cash used in investing activities	(224,056)	(194,928)

Cash flows from financing activities:
Payments of debt and capital leases	(6,376)	(5,261)
Purchases of treasury stock	(575)	(144)
Payments of other long-term liabilities	(7,319)	(6,915)
Proceeds from settlement of shared-based derivatives	6,391	—
Proceeds from issuance of common stock, net of issuance costs	12,350	175,111
Proceeds from issuance of common stock from employee stock options and purchase plan	22,832	10,995
Cash used to net share settle employee equity awards	(17,465)	(6,186)

Net cash provided by financing activities	9,838	167,600

Effects of exchange rate changes on cash and cash equivalents	(5,444)	115
Net increase (decrease) in cash and cash equivalents	(34,964)	157,047
Cash and cash equivalents at beginning of period	527,038	261,540

Cash and cash equivalents at end of period	$492,074	$418,587

Financial statements for the three and nine months ended June 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Consolidated Statements of Cash Flows
(in thousands)
Unaudited

			Three Months Ended
	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Cash flows from operating activities:
Net income (loss)	$(1,530)	$(15,396)	$(4,278)	$4,466	$(2,815)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,761	39,747	38,230	36,661	34,465
Stock-based compensation	28,094	24,708	20,066	18,823	17,582
Non-cash interest expense	3,222	3,245	3,279	3,162	3,015
Non-cash restructuring expense	—	6,833	—	—	—
Deferred tax provision	(1,210)	(800)	(311)	17,601	6,505
Other	1,005	(25)	691	342	(290)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,482)	(2,274)	(6,267)	(14,232)	13,931
Inventories	(429)	135	574	893	(800)
Prepaid expenses and other assets	(721)	(4,329)	(99)	(6,913)	2,553
Accounts payable	(1,711)	1,460	(3,709)	3,838	(2,755)
Accrued expenses and other liabilities	2,532	(17,760)	7,403	4,210	(6,385)
Deferred revenue	587	19,984	9,473	5,578	(11,311)

Net cash provided by operating activities	64,118	55,528	65,052	74,429	53,695

Net cash provided by (used in) investing activities	(34,534)	(30,075)	(159,447)	10,318	(57,570)

Net cash provided by (used in) financing activities	5,897	10,372	(6,431)	21,816	(1,140)

Effects of exchange rate changes on cash and cash equivalents	(5,211)	(923)	690	1,888	2,620

Net increase (decrease) in cash and cash equivalents	30,270	34,902	(100,136)	108,451	(2,395)
Cash and cash equivalents at beginning of period	461,804	426,902	527,038	418,587	420,982

Cash and cash equivalents at end of period	$492,074	$461,804	$426,902	$527,038	$418,587

Financial statements for the three month periods during fiscal
2009 have been adjusted for the retrospective application of
FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP revenue	$273,203	$241,040	$809,185	$687,019
Acquisition-related revenue adjustments: product and licensing	12,922	8,264	44,726	40,217
Acquisition-related revenue adjustments: professional services and hosting	6,359	1,506	9,632	3,956
Acquisition-related revenue adjustments: maintenance and support	900	519	7,269	3,370

Non-GAAP revenue	$293,384	$251,329	$870,812	$734,562

GAAP cost of revenue	$101,778	$93,959	$298,973	$264,637
Cost of revenue from amortization of intangible assets	(11,893)	(10,017)	(35,095)	(27,444)
Cost of revenue adjustments: product and licensing (1,2)	2,794	(2)	8,920	(13)
Cost of revenue adjustments: professional services and hosting (1,2)	(2,181)	(1,953)	(7,086)	(6,321)
Cost of revenue adjustments: maintenance and support (1,2)	(165)	(93)	(582)	(425)

Non-GAAP cost of revenue	$90,333	$81,894	$265,130	$230,434

GAAP gross profit	$171,425	$147,081	$510,212	$422,382
Gross profit adjustments (1,2)	31,626	22,354	95,470	81,746

Non-GAAP gross profit	$203,051	$169,435	$605,682	$504,128

GAAP income from operations	$4,562	$17,116	$2,170	$25,134
Gross profit adjustments (1,2)	31,626	22,354	95,470	81,746
Research and development (1)	2,282	2,013	6,731	7,640
Sales and marketing (1)	12,516	6,687	29,813	20,246
General and administrative (1)	10,512	6,346	27,544	16,804
Amortization of intangible assets	21,459	19,931	65,786	56,313
Costs related to research and development collaborative agreement	4,208	—	12,208	—
Acquisition-related costs, net	6,125	4,659	26,892	13,889
Restructuring and other charges, net	3,257	2,893	16,244	5,241

Non-GAAP income from operations	$96,547	$81,999	$282,858	$227,013

GAAP provision for income taxes	$1,831	$6,670	$4,459	$17,283
Non-cash taxes	3,471	(4,170)	6,772	(6,125)

Non-GAAP provision for income taxes	$5,302	$2,500	$11,231	$11,158

GAAP net loss	$(1,530)	$(2,815)	$(21,204)	$(23,853)
Acquisition-related adjustment — revenue (2)	20,181	10,289	61,627	47,543
Acquisition-related adjustment — cost of revenue (2)	(3,232)	(488)	(10,032)	(1,135)
Acquisition-related costs, net	6,125	4,659	26,892	13,889
Cost of revenue from amortization of intangible assets	11,893	10,017	35,095	27,444
Amortization of intangible assets	21,459	19,931	65,786	56,313
Non-cash stock-based compensation (1)	28,094	17,582	72,868	52,584
Non-cash interest expense, net	3,222	3,231	9,746	9,724
Non-cash income taxes	(3,471)	4,170	(6,772)	6,125
Costs from IP collaboration agreement	4,208	—	12,208	—
Change in fair value of share-based instruments	1,044	3,782	(3,663)	3,782
Restructuring and other charges, net	3,257	2,893	16,244	5,241

Non-GAAP net income	$91,250	$73,251	$258,795	$197,657

Non-GAAP diluted net income per share	$0.30	$0.26	$0.86	$0.74

Diluted weighted average common shares outstanding	305,427	281,151	300,511	268,699

Financial statements for the three and nine months ended June 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2010	2009	2010	2009
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$7	$2	$25	$8
Cost of professional services and hosting	2,612	2,402	8,173	7,329
Cost of maintenance and support	165	132	582	557
Research and development	2,282	2,013	6,731	7,640
Sales and marketing	12,516	6,687	29,813	20,246
General and administrative	10,512	6,346	27,544	16,804

Total	$28,094	$17,582	$72,868	$52,584

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$20,181	$10,289	$61,627	$47,543
Cost of product and licensing	(2,801)	—	(8,945)	5
Cost of professional services and hosting	(431)	(449)	(1,087)	(1,008)
Cost of maintenance and support	—	(39)	—	(132)

Total	$16,949	$9,801	$51,595	$46,408